UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Digital Music Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-51761	20-3365526
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue 2nd Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-9220

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2008, Digital Music Group, Inc. (the “Company”) filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to Section 253 of the Delaware General Corporation Law, providing for the merger of a newly-created, wholly-owned subsidiary with and into the Company. The merger will become effective on February 9, 2008. In connection with the merger, Article I of the Company’s Certificate of Incorporation will be amended solely to reflect the Company’s new corporate name, The Orchard Enterprises, Inc. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Company’s name change, the CUSIP number of its common stock, par value $0.001 per share, will change to 68562L 100 effective February 9, 2008. The Company’s ORCD trading symbol will remain unchanged on the NASDAQ Global Market.

A copy of the press release announcing the name change is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

99.1	Press Release, dated February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Music Group, Inc.

By:	/s/ Greg Scholl

Name:	Greg Scholl
Title:	President and Chief Executive Officer

Date: February 6, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger

99.1	Press Release, dated February 6, 2008.